Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269585) pertaining to the Long Term Incentive Plan of Vista Energy, S.A.B. de C.V. of our report dated April 24, 2023, with respect to the consolidated financial statements of Vista Energy, S.A.B. de C.V., in its Annual Report (Form 20-F) for the year ended December 31, 2022 filed with the Securities and Exchange Commission.

/s/ Mancera, S.C.
México, Mexico City
April 24, 2023